Exhibit 99.1

KARTOON STUDIOS ACHIEVES SECOND CONSECUTIVE QUARTER OF SEQUENTIAL REVENUE GROWTH AND 57% YEAR-OVER-YEAR REDUCTION IN DIRECT OPERATING COSTS FOR Q3 2024

80% YEAR-OVER-YEAR REDUCTION IN LOSSES;

COMPANY POISED FOR CONTINUED REVENUE GROWTH AND REACHING SUSTAINED PROFITABILITY IN 2025 WITH REBOUND IN ANIMATION PRODUCTION PIPELINE AND CONTINUING PROFIT IN CHILDREN’S CHANNEL SYSTEM

LARGEST REVENUE UNIT, MAINFRAME, SURGING WITH 145 EPISODES IN PRODUCTION FOR NETFLIX, DISNEY, SONY, SPINMASTER, AND MULTIPLE GLOBAL BROADCASTERS

HIGHLY ANTICIPATED A.A. MILNE’S WINNIE-THE-POOH, TO RELEASE SNEAK PEAK ANIMATION TRAILER FEATURING TWO NEW FEMALE CHARACTERS

Beverly Hills, CA – November 14, 2024: Kartoon Studios (NYSE American: TOON) today provided a business update for the quarter ended September 30, 2024.

Key Highlights

•	Second consecutive quarter of sequential revenue growth
•	Significant cost reductions across all operating units resulting in a 57% decrease in direct operating costs vs. Q3 2023
•	Significant cuts in general and administrative expenses, reducing them by 40% year-over-year in Q3 and by 25% from Q2 2024
•	Loss from operations slashed by 80% in Q3 2024 vs Q3 2023
•	Mainframe Studios, Kartoon Studios’ largest revenue unit, surging amid strong rebound following settlement of the WGA and SAG strikes; has secured series orders for over 145 episodes, and has four series in production for industry giants Disney, Netflix, Sony Kids, Spinmaster, and an as yet unannounced, major broadcaster; Mainframe production pipeline has orders through 2027
•	Kartoon Studios’ future growth fueled by ‘Three Pillars’ business strategy; Kartoon Channel/Stan Lee Universe/Winnie-the-Pooh
•	Kartoon Channel! U.S. distribution now grown to 18 platforms including, Amazon Prime Video, Apple TV, Amazon Fire, Apple iOS, Android Mobile, Android TV, Web, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Tubi, Xumo, Samsung, , and LG Smart TVs, while continuing to lead viewer ratings in Apple app store above Netflix, Disney+ You Tube Kids, Max, and PBS Kids
•	Kartoon Channel! Worldwide broadened its international footprint by launching on Samsung TV Plus in India, UK, and Italy, as well as Indonesia's Link Net, now operating in 69 countries globally, and has grown total addressable footprint worldwide to over 1.5 billion viewers
•	Announced development plans for Stan Lee’s The Excelsiors – one of the largest initial superhero ensemble creations by the legendary Stan Lee. Project will launch as a graphic novel through Legible Comics, with concurrent development for television and film adaptations, overseen by industry icon and BATMAN Executive Producer, Michael Uslan
•	Kartoon Studios announced a collaboration with LiveOne (LVO: NASDAQ) to produce, publish, and distribute all music for its Winnie-the-Pooh films and series, including original songs, albums, and soundtracks
•	Highly anticipated Winnie-The-Pooh based on A.A.Milne classic characters, poised to release animated trailer with two new female characters, and an original music based approach.

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Andy Heyward, Kartoon Studios’ Chairman and CEO stated: “In Q3 2024, we continued to build on the positive results achieved in the first half of the year. Revenue for the nine months ending September 30, 2024, reached $23.2 million, reflecting a 4% increase in revenue for Q3 2024 from Q2 2024 and a 38% growth for Q2 2024 from Q1 2024. This growth highlights rising demand for our animated productions through Mainframe, currently our largest revenue-driving unit, as the industry steadily recovers from the disruptions caused by the 2023 Writers Guild of America (WGA) and Screen Actors Guild (SAG) strikes. Our focus on operational efficiency has yielded significant outcomes, with direct operating costs reduced by 54% year-over-year through the first nine months of 2024, thanks to the impact and disciplines of our recently hired CFO, Brian Parisi. Brian was recently recognized by the LA Business Journal as CFO of the Year, and those of us who work closely with him every day know how well deserved that recognition is. In Q3 alone, we achieved a 57% cost reduction compared to the same period in 2023. Brian’s highly disciplined approach has directly impacted our financial results, reducing our loss from operations by 80% for the three-month period compared to 2023 after adjustments for last year’s one-time impairments. Since joining us in late 2023, Brian’s expertise has been instrumental in driving significant cost efficiencies and supporting our mission for sustained growth and building out the premier children’s entertainment company for the 21st century.”

“In Q2 2024, we redefined our business around three core pillars: Kartoon Channel!, which streaming and FAST system, has already turned profitable, Stan Lee Universe, and Winnie-The-Pooh, each providing proven brand equity, and a strong foundation for growth and global brand expansion in 2025 and beyond. In Q3 2024, we achieved meaningful progress across each of the three pillars.

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Kartoon Channel! broadened its international footprint by launching first with Samsung Plus across India, UK, and Italy, with a footprint of 1.5 billion potential viewers. Recently, we added Indonesia's Link Net, giving Kartoon Channel access to nearly 300 million potential viewers in the fourth most populous country in the world. We also unveiled Stan Lee’s The Excelsiors, one of Stan Lee’s most ambitious superhero ensembles, debuting as a graphic novel with concurrent plans for TV and film adaptations led by Michael Uslan, the visionary behind the Batman franchise. Furthermore, we announced a partnership with LiveOne (LVO:NASDAQ) to produce, publish, and distribute all original music for our upcoming Winnie-the-Pooh films and series, leveraging LiveOne’s platform to connect fans with exclusive songs, albums, and soundtracks from the beloved franchise. We believe that these initiatives reinforce our commitment to building a dynamic, diversified, children’s entertainment portfolio that resonates with audiences worldwide, positioning Kartoon Studios for long-term success."

“In addition, our Mainframe Studios, has demonstrated remarkable resilience and adaptability, emerging stronger amid a rebounding industry. With series orders for over 145 episodes and a contracted pipeline secured through 2025 and 2026, Mainframe is positioned for continuing growth. Collaborating with esteemed partners like Sony Kids, Disney, Spin Master, and others, Mainframe attracts clients who demand superior work in animation. Their commitment to technical excellence and innovation, combined with a scalable infrastructure, enables Mainframe to deliver high-quality content at an unprecedented scale. This strength is attracting production orders from across the entertainment industry. We are incredibly proud of what Mainframe has achieved and excited about its future,” concluded Heyward.

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Brian Parisi, Chief Financial Officer of Kartoon Studios, commented, "We are highly encouraged by the positive trends we are seeing in 2024 and optimistic that our current initiatives will guide Kartoon Studios toward profitability in 2025, as we create and profit from powerful timeless assets. Alongside reductions in direct operating costs, we achieved significant cuts in general and administrative expenses, lowering them by 40% year-over-year in Q3 and by 25% compared to Q2 2024. Our commitment to operational efficiency and disciplined cost control is yielding strong results, with total operating expenses down 14% from Q2 2024, 50% from Q3 2023, and 53% year-to-date compared to 2023, after adjusting for one-time impairments taken last year. We believe we are now operating at a sustainable expense level for the foreseeable future, whereas revenue will ramp up with Stan Lee Universe and A.A.Milne;s Winnie-The-Pooh, coming to market. Furthermore, our balance sheet remains strong, with no long-term debt. With this solid financial foundation, and strong cost reduction trends, we believe that we are well-positioned to capitalize on future growth opportunities and deliver long-term value for our shareholders, as we focus on becoming the premier children’s entertainment company of the 21st century.”

Kartoon Studios reported revenue of $8.7 million for the quarter ended September 30, 2024. As of that date, the Company had current assets of $37.2 million, working capital of $3.5 million, and total stockholders’ equity of $42.8 million. The Company had no Long-Term Debt as of September 30, 2024.

Complete details of Kartoon Studios’ financial results for the third quarter ended September 30, 2024, are available in the Company’s Form 10-Q, which has been filed with the Securities & Exchange Commission and is available on the Company’s website.

About Kartoon Channel!

Available everywhere and anywhere kids are today, Kartoon Studios’ Kartoon Channel! is a family entertainment destination that delivers 1000s of episodes of carefully curated and safe family-friendly content. The channel features original content, including Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Rainbow Rangers, and Shaq’s Garage, starring Shaquille O’Neal and Rob “Gronk” Gronkowski. Kartoon Channel! also delivers animated classics for little kids, such as Peppa Pig Shorts, Mother Goose Club, Barney and Friends, Om Nom Stories, as well as content for bigger kids, like Angry Birds, Talking Tom & Friends and Yu-Gi-Oh!. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom, including Baby Genius and more, as well as a Spanish language collection on the platform, KC En Espanol.

Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs.

Internationally, Kartoon Channel! is currently available in key territories around the world, including UK, Italy, and Spain via Samsung TV Plus, India (Jio via Powerkids Entertainment), Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital), Mongolia (Mobinet Media), Malaysia (Astro), Indonesia (Linknet) and Maldives (Dhiraagu). Additionally, Kartoon Channel! Branded blocks are currently available daily in 69 countries across the Middle East, Africa, Latin America, and Europe.

About Stan Lee

Kartoon Studios owns a controlling interest in Stan Lee Universe and manages all aspects of the Stan Lee brand including his name, likeness, signature, voice, and Consumer Products licensing, as well as characters created by Stan, post Marvel. Known by his signature phrase “Excelsior!,” Stan Lee is one of the most prolific and legendary creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a superhero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972 and was eventually named chairman emeritus. He was the co-creator of characters appearing in 4 of the top 10 box office movies of all time, which featured Spider-Man, Iron Man, the Hulk, Thor, Guardians of the Galaxy, Black Panther, and of course the Avengers, accounting for billions of dollars of revenue for Marvel and the Walt Disney Company. Among Stan’s many awards are the National Medal of Arts, awarded by President Bush in 2008, and the Disney Legends Award, received in 2017. He was also inducted into the comic industry’s Will Eisner Award Hall of Fame and Jack Kirby Hall of Fame.

About Kartoon Studios’ Winnie-The-Pooh

Kartoon Studios’ “Winnie-the-Pooh” is based on the designs and stories of one of the most successful brands of all time, A.A. Milne’s Winnie-the-Pooh, a property that has generated over $80 billion dollars in sales over the last four decades and is estimated to currently generate $3-$6 billion dollars per year. The total lifetime revenues exceed those of “Barbie,” “Harry Potter,” “Star Wars,” “Mickey Mouse,” “Peanuts,” “Ninja Turtles,” “Power Rangers,” “Marvel,” and almost every major brand in the world.

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The company is currently in pre-production on the animated Christmas movie, set to premiere December 24, 2025, on Amazon Prime Video Channels, through Kartoon Channel!’s $3.99/month subscription. Concurrently, the global retail program will kick off with the debut of physical entertainment through Alliance Entertainment Corporation in conjunction with Kartoon Studios rollout of a global consumer products campaign.

Kartoon Studios’ Winnie-the-Pooh animated content is being developed with a unique ‘yarn- based’ design and palette for the characters and backgrounds, along with original modern stories inspired by Milne’s beloved classic books, as well as two new female characters. The beautifully imagined yarn gives the characters depth and warmth. Additionally, the stories will be told in a ‘Seussian style’ rhyme to provide an enriched dimension to the stories.

About Mainframe Studios

Founded in 1993 and headquartered in Vancouver, Canada, Mainframe Studios created the very first entirely CG TV series, ReBoot. Since then, the company produced more than 1,000 half-hour series for TV, over 60 feature-length projects, and two theatrical feature films. We have been innovators and creators since day one and have partnered with some of the biggest names in the business. The company’s creative-driven approach marries seamlessly with our rock-solid production processes, allowing us to deliver great storytelling that’s on time and on budget.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements and include statements regarding being poised for revenue growth and reaching sustained profitability in 2025 with rebound in animation production pipeline and continuing profit in children’s channel; system; releasing A.A. MILNE’S WINNIE-THE-POOH sneak peak animation trailer featuring two new female characters; development plans for Stan Lee’s The Excelsiors – one of the largest initial superhero ensemble creations by the legendary Stan Lee: launching the project as a graphic novel through Legible Comics, with concurrent development for television and film adaptations, overseen by industry icon and BATMAN Executive Producer, Michael Uslan: :the collaboration with LiveOne (LVO: NASDAQ) to produce, publish, and distribute all music for its Winnie-the-Pooh films and series, including original songs, albums, and soundtracks; continuing to build on the positive results achieved in the first half of the year; the Company’s ability to expand its brand globally in 2025 and beyond; the Company’s belief that its initiatives reinforce its commitment to building a dynamic, diversified, children’s entertainment portfolio that resonates with audiences worldwide, positioning the Company for long-term success; the future success of Mainframe Studios; current initiatives guiding Kartoon Studios toward profitability in 2024; operating at a sustainable expense level for the foreseeable future; and being well-positioned to capitalize on future growth opportunities and deliver long-term value for shareholders;. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, the Company’s ability to sustain growth and profitability in 2025; the Company’s ability to expand its brand globally in 2025 and beyond; the ability of the Company to achieve profitability in 2025; the successful release of the Company’s Winnie-the-Pooh films and series; the successful production and release of the Company’s animated Christmas move set to premiere December 24, 2025; the Company’s ability to obtain additional financing on acceptable terms, if at all; fluctuations in the results of the Company’s operations from period to period; general economic and financial conditions; the Company’s ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; the Company’s reliance on and relationships with third-party production and animation studios; the Company’s ability to market and advertise its products; the Company’s reliance on third-parties to promote its products; the Company’s ability to keep pace with technological advances; the Company’s ability to protect its intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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